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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use and to the incorporation by reference in this Amendment No. 2 to this Registration Statement on Form S-3 of our report dated April 24, 2000 relating to the financial statements of Plantronics, which appears in such registration statement and in the 2000 Annual Report to Stockholders which is incorporated by reference in Plantronics' Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



San Jose, California


June 12, 2000